Exhibit 10.2

EUROPEAN PATENT ASSIGNMENT AGREEMENT

THIS PATENT ASSIGNMENT AGREEMENT (the “Agreement”) is made an entered into, and is effective as of this 12th day of January, 2013, between Rasmus Norling (hereinafter the “Inventor” or “Assignor”) and Poly Shield Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter “Poly Shield Technologies” or the “Assignee”).

RECITALS

WHERAS, The Assignor, Rasmus Norling, the Inventor, owner of, and has the right to assign all rights, and ownership under European Patent and/or European Patent application, patent pending, filed by the Inventor on November 16, 2008, Application No.: WO2009065095A1, with a Publication Date of September 1, 2010, and a Publication Number of: EP2222381A1, entitled “SYSTÈME EN LIGNE DE DESSALEMENT DU CARBURANT SERVANT À ALIMENTER DES MOTEURS À TURBINE À GAZ” or in English translation “IN-LINE SYSTEM FOR DE-SALTING FUEL OIL SUPPLIED TO GAS TURBINE ENGINES” (herein “Patent”); and

WHERAS, Poly Shield Technologies wishes to acquire any and all rights and ownership which Assignor currently owns, holds, and maintains, or shall own, hold or maintain in the future, in such Patent.

NOW THEREFORE IT IS AGREED, for good and valuable consideration exchanged, the receipt and sufficiency of which is hereby acknowledged, and of the mutual benefits and obligations set forth in this agreement, the parties agree as follows:

ARTICLE I

ASSIGNMENT OF PATENT
The Assignor hereby assign to Poly Shield Technologies all rights, title, interest, and ownership, with all rights of assignment, to the inventions, patents, patents pending, and any subsequent patents issued for, or in relation to, the specified Patent, to wit: European Patent and/or European Patent application, patent pending, filed by the Inventor on November 16, 2008, Application Number: WO2009065095A1, with a Publication Date of September 1, 2010, and a Publication Number of: EP2222381A1, entitled “SYSTÈME EN LIGNE DE DESSALEMENT DU CARBURANT SERVANT À ALIMENTER DES MOTEURS À TURBINE À GAZ” or in English translation “IN-LINE SYSTEM FOR DE-SALTING FUEL OIL SUPPLIED TO GAS TURBINE ENGINES”.

ARTICLE II

REPRESENTATIONS OF ASSIGNOR
The Assignor represents and warrants that he is the inventor and owner of the rights, title, and interest in and to the above-specified European Patent, and that he has the right to assign said Patent as is being assigned in this Agreement.

ARTICLE III

CONSIDERATION
The parties hereto acknowledge and agree that concurrent with the assignment of this Patent to Poly Shield Technologies, the parties have exchanged good and valuable consideration, and such consideration is sufficient and acceptable to all parties herein.  The parties further agree that no further consideration or exchange of value is necessary to bind the parties to this Agreement.

ARTICLE IV

COOPERATION OF ASSIGNOR
The Assignor agrees to execute any and all papers, documents or other instruments which may be found necessary or desirable to effect the assignment of this Patent to Poly Shield Technologies, now or in the future.

ARTICLE V

BINDING EFFECT
This agreement shall bind and apply to the successors and assigns of the Assignor, and may inure to the benefit of, may be assignable and transferable to, and be binding upon the successors and assigns of Poly Shield Technologies.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE INVENTOR/ASSIGNOR

/s/    Rasmus Norling
Rasmus Norling

POLY SHIELD TECHNOLOGIES/ASSIGNEE

/s/ Mitchell  Miller
 Poly Shield Technologies, Inc., by authorized signatory